                                                                   EXHIBIT 10.49


ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 23, 1999, AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT"), BY AND AMONG MR. JOSEPH TERESI, MR. JOHN MARTIN, EASYRIDERS, INC., NOMURA HOLDING AMERICA INC., AND CERTAIN OF THE OTHER HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED NOTES REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS NOTE. THE TERMS OF THE SUBORDINATION AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE TO THIS NOTE AS IF SET FORTH IN FULL HEREIN.
BY MAKING AVAILABLE TO EASYRIDERS, INC. THE INDEBTEDNESS EVIDENCED BY THIS NOTE (AND WHETHER OR NOT THE PROMISEE HAS EXECUTED AND DELIVERED THE SUBORDINATION AGREEMENT), THE PROMISEE HEREBY AGREES THAT IT SHALL BE DEEMED TO HAVE EXECUTED AND DELIVERED THE SUBORDINATION AGREEMENT AND TO BE BOUND BY ALL THE TERMS OF THE SUBORDINATION AGREEMENT APPLICABLE TO THE "SUBORDINATED NOTEHOLDERS" (AS DEFINED THEREIN). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND THE OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE SUBORDINATION AGREEMENT.


                          SUBORDINATED PROMISSORY NOTE

$352,306.00                                                 February 23, 1999

     FOR VALUE RECEIVED, Easyriders, Inc., a Delaware corporation ("Maker"), promises to pay to John Martin ("Payee"), at the place and in the manner specified below, the principal sum of Three Hundred Fifty-Two Thousand Three Hundred and Six Dollars ($352,306.00), together with interest on the unpaid principal balance hereof at the rate per annum set forth below.

     SECTION 1.     Definitions.
                    -----------

     "Business Day" means any day other than a Saturday, Sunday or a day on which banks are required or authorized to be closed in the State of California.

     "Events of Default" is defined in Section 4 of this Note.

     "Indebtedness" means, with respect to the Maker, (i) any indebtedness of such Maker, without duplication, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property, as well as all indebtedness of others secured by a lien on any asset of the Maker (whether or not such indebtedness is assumed by the Maker) and (ii) to the extent not included in clause (i), any guarantee by the Maker of any indebtedness of any other person or entity.

     "indefeasible payment in full" or any similar term or phrase when used in this Note with respect to Senior Debt shall mean the final payment in full of all Senior Debt in cash or in case of Senior Debt consisting of contingent obligations under letters of credit, the setting apart of cash sufficient to discharge such obligations in an account for the exclusive benefit of the holders of such Senior Debt, in which account such holders shall have been granted a perfected security interest, which payment and perfected security interest shall have been retained by such holders for a period in excess of any applicable preference or other similar period under applicable bankruptcy, insolvency or creditors' rights law.

     "Insolvency Proceeding" shall mean (i) any assignment for the benefit of creditors by Maker or any other marshaling of the assets and liabilities of Maker, or (ii) the institution by or against Maker of any proceedings in insolvency, bankruptcy, receivership, liquidation, arrangement, reorganization, dissolution, winding up or other similar case or proceeding, whether voluntary or involuntary.

     "Interest Payment Date" is defined in Section 2.2(b) of this Note.

     "Note" means this Subordinated Promissory Note, as the same may be amended from time to time.

     "Obligations" means all of Maker's liabilities, obligations and indebtedness to Payee under this Note (including, without limitation, Maker's obligation to make payments of principal and interest to Payee hereunder), whether now existing or hereafter arising.

     "Payment Default" is defined in Section 4 of this Note.

     "Person" means any person or entity (including, without limitation, a corporation, limited liability corporation, partnership, trust or joint venture).

     "Rate" is defined in Section 2.2 of this Note.

     "Senior Credit Agreement" shall mean the Note and Warrant Purchase Agreement dated September 23, 1998 among the Maker Paisano Publications, Inc. (as successor by merger to Easyriders Sub II, Inc.) and Nomura Holding America Inc., as such agreement may be modified, amended, supplemented, restated, extended, deferred, renewed, replaced, refunded or refinanced, in whole or in part, from time to time, and each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under such Note and Warrant Purchase Agreement, as such agreement may be modified, amended, supplemented, restated, extended, deferred, renewed, replaced, refunded or refinanced, in whole or in part, from time to time.

     "Senior Creditors" shall mean the holders from time to time of the Senior Debt of Maker.

     "Senior Debt" shall mean all obligations and liabilities of Maker for the payment of prin cipal, interest, penalties, fees and other amounts under or in respect of (i) the Senior Credit Agreement (including without limitation the contingent obligation of the Maker in respect of let ters of credit issued pursuant thereto), and (ii) any other Indebtedness of the Maker, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to this Note. Without limitation of the foregoing, Senior Debt shall include any claim by the Senior Creditors for interest accruing after any Insol vency Proceeding or any claim by the Senior Creditors for such interest which would have ac crued in the absence of such Insolvency Proceeding, whether or not such interest is allowed as a claim in such Insolvency Proceeding.

     "Stock Contribution and Sale Agreement" means the Stock Contribution and Sale Agreement dated June 30, 1998, by and among Maker, Payee, Newriders, Inc., Easyriders Sub II, Inc. and the Paisano Companies (as defined therein), as amended from time to time.

     Unless otherwise defined herein, terms used in the Stock Contribution and Sale Agreement shall have the same meanings when used in this Note.

     SECTION 2.     Terms.
                    -----

     SECTION 2.1    Repayment of Principal.  Subject to Section 3 hereof, the
                    ----------------------
principal balance of this Note shall be payable by Maker in lawful money of the United States of America and in immediately payable funds on September 23, 2002 (the "Maturity Date").

     SECTION 2.2    Interest; Payments.
                    ------------------

          (a) Maker shall accrue interest on the unpaid principal amount of this Note at a rate of thirteen percent (13%) per annum.

          (b) Accrued interest on the outstanding principal amount of this Note shall be paid in arrears on the Maturity Date. Interest hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed. If any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. Both principal and interest hereunder are payable to Payee by wire transfer to such account as Payee may, from time to time, designate to Maker in writing.

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

          (c) Notwithstanding anything to the contrary contained herein, Maker (i) may elect to prepay the outstanding principal amount of this Note, together with accrued interest on the amount prepaid, at any time either in whole or in part without penalty, together with accrued interest on the amount prepaid and (ii) shall from time to time prepay as much of the outstanding principal amount of this Note, together with accrued interest on the amount prepaid, as is possible with (A) the proceeds of any Indebtedness incurred by Maker after the date hereof in accordance with Section 10.1(h) of the Senior Credit Agreement, (B) the proceeds of the issuance by Maker after the date hereof of equity interests issued by the Maker meeting the requirements of
Section 10.8 of the Senior Credit Agreement or (C) the sale of any of the assets, or all or part of the Capital Stock, of either of the Restaurant Subsidiaries (as defined in the Senior Credit Agreement) so long as the net cash proceeds received by either of the Restaurant Subsidiaries or the Parent from such sale are not less than $3 million. Maker shall deliver written notice of such prepayment to Payee at least ten (10) days prior to prepayment. Each notice of prepayment delivered pursuant to this subsection (c) shall set forth the amount of such prepayment and the proposed date of such prepayment. Upon payment in full of this Note, Payee shall surrender this Note to Maker for cancellation. Upon prepayment in part of principal, Payee shall make a notation of such prepayment on the Schedule of Payments attached as Exhibit A hereto and deliver a copy of such schedule to Maker. The aggregate unpaid principal amount set forth on such schedule shall be rebuttably presumptive evidence of the principal amount owing and unpaid hereunder, but the failure to record any such amount on such schedule shall not limit or otherwise affect the obligation of the Maker hereunder to make payments on this Note when due.

     SECTION 3.     Subordination
                    -------------

     SECTION 3.1    Nature of Subordination.  Until the Senior Debt has been
                    -----------------------
indefeasibly paid in full, Payee may not (i) except for payments pursuant to
Section 2(c) hereof, receive, directly or indirectly, any payment, advance, credit, security or new or further evidence of any kind whatso ever on account of or with respect to any of the obligations evidenced by this Note, (ii) accelerate any amount owing with respect to this Note, (iii) sue upon, take or permit to be taken any action to assert, collect or enforce this Note, or (iv) file or join in the filing of any petition to commence any Insolvency Proceeding.

     SECTION 3.2    Insolvency Proceedings.
                    ----------------------

          (a) Upon any distribution of assets of Maker to creditors of Maker upon or in connection with an Insolvency Proceeding, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the obligations evidenced by this Note shall be paid or delivered directly to the Senior Creditors for application (in case of cash) to, or as collateral (in case of non-cash property or securities) for, the payment or prepayment of the Senior Debt until the Senior Debt has been indefeasibly paid in full.

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

          (b) If any Insolvency Proceeding is commenced by or against Maker, the Senior Creditors are hereby irrevocably authorized and empowered (in their own names or otherwise), but shall have no obligation, to (i) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) above and give acquittance therefor and (ii) file claims and proofs of claim and take such other action (including without limitation voting the obligations evidenced by this Note and enforcing any security interest or other lien securing payment of this Note) as it may deem necessary or advisable for the exercise of any of the rights or interests of the Senior Creditors.

          (c) If any Insolvency Proceeding is commenced by or against Maker, Payee shall duly and promptly take such action as the Senior Creditors may request to (i) collect the obligations evidenced by this Note for the account of the Senior Creditors, and file appropriate claims or proofs of claim in respect of the obligations evidenced by this Note, (ii) execute and deliver to the Senior Creditors such powers of attorney, assignments or other instruments as the Senior Creditors may request in order to enable them to enforce any and all claims with respect to this Note and any security interests and other liens securing payment of this Note, and (iii) collect and receive any and all payments and distributions which may be payable or deliverable upon or with respect to this Note.

     SECTION 3.3    Liens. To the extent that Payee now has or hereafter obtains
                    -----
a lien or security interest in any assets of Maker:

          (a) Such lien or security interest shall be at all times subject and subordinate to any lien or security interest which the Senior Creditors now have or hereafter obtain in such assets without regard to the time or manner in which the respective liens and security interests of the parties hereto may have been created or perfected; and

          (b) Payee may not at any time exercise any rights or remedies with respect to or otherwise enforce any lien or security interest it now has or hereafter obtains in Maker's assets, or apply any assets covered by any such lien or security interest to any claim now or hereafter existing against Maker.

     SECTION 3.4    Waivers.  Maker and Payee waive notice of acceptance of this
                    -------
Note by the Senior Creditors, and Payee waives notice of and consents to the making, amount and terms of (i) any loans or other extensions of credit which the Senior Creditors may make to Maker from time to time, (ii) any renewal or extension thereof and (iii) any action which the Senior Creditors may take or omit in their sole and absolute discretion with respect thereto.

     SECTION 3.5    Rights of the Senior Creditors.
                    ------------------------------

          (a) This Subordinated Promissory Note shall constitute a continuing agreement of subordination and the Senior Creditors may, from time to time and without notice to Payee, lend money to or make other financial arrangements with Maker in reliance hereon.

          (b) In the event that any payment or distribution, or any security, proceeds thereof or property or funds payable as protection for use, sale or lease of such security, is received by Payee, such property shall be received and held in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property held by Payee, and shall be immediately paid over to the Senior Creditors, as their interests may appear, in the form received (together with any endorsements or documents as may be necessary to effectively negotiate or transfer such property) for application (in case of cash) to, or as collateral (in case of non-cash property or securities) for, the payment or prepayment of the Senior Debt.

          (c) Payee authorizes the Senior Creditors, without notice or demand and without affecting or impairing Payee's obligations hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change any of the other terms of the Senior Debt or any part thereof, including without limitation to increase or decrease the rate of interest thereon; (ii) take and hold security for the payment of the Senior Debt and exchange, enforce, waive, release and fail to perfect any such security; (iii) apply such security and direct the order or manner of sale thereof as the Senior Creditors in their sole discretion may determine; and (iv) release and substitute any one or more endorsers, warrantors, Maker or other obligor. The Senior Creditors may without notice assign their rights under this Note in whole or in part to any other Senior Creditor.

          (d) Payee acknowledges and agrees that it shall have the sole responsibility for obtaining from Maker such information concerning Maker's financial condition or business operations as Payee may require, and that the Senior Creditors have no duty at any time to disclose to Payee any information relating to the business operations or financial condition of Maker.

          (e) The Senior Creditors may notify any assignee, trustee or interim trustee in bankruptcy, receiver, debtor in possession or other person or persons of their rights under this Note.

          (f) Neither Payee nor Maker shall amend, extend or otherwise change the terms of this Note without the consent of the Senior Creditors.

          (g) After the Senior Debt has been indefeasibly paid in full, the Payee shall be subrogated to the rights of the Senior Creditors to receive payments or distributions applicable to Senior Debt, to the extent that distributions otherwise payable to Payee have been applied to the payment of Senior Debt. Payee agrees that the provisions of this Section 3 shall not be affected by any action, or failure to act, by any Senior Creditor which results, or may result, in impairing or extinguishing any right of reimbursement, subrogation or other right or remedy of Payee.

     SECTION 3.6    Third Parties.  The provisions of Section 3 of this Note are
                    -------------
intended solely for the purpose of defining the relative rights of the Senior Creditors and the Payee. Nothing contained in this Section 3 is intended to or shall effect or impair (i) as between Maker, its creditors (other than the Senior Creditors) and Payee, the obligation of Maker (which is absolute and unconditional) to pay the obligations evidenced by this Note in accordance with the terms hereof, and (ii) the relative rights of Payee and creditors of Maker other than the Senior Creditors.

     SECTION 3.7    Subsequent Holders. Any holder of this Note by such holder's
                    ------------------
acceptance of this Note agrees to be bound by, and take this Note subject to, the rights of the Senior Creditors and the obligations of Payee set forth in this Section 3.

     SECTION 4.     Events of Default; Acceleration.  If any of the following
                    -------------------------------
events ("Events of Default") shall occur:

          (a) Maker shall fail to pay the interest on and principal amount of this Note on the Maturity Date;

          (b) Maker makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of Maker or of any substantial part of the assets of Maker or commences any case or other proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against Maker and Maker indicates its approval thereof, consent thereto or acquiescence therein; or

          (c) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Maker bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Maker in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive.

then Payee or Assignee may by notice in writing to Maker declare all amounts owing with respect to this Note to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Maker.

     Payee's failure at any time or times hereafter to require strict performance by Maker of any of the terms, conditions and provisions contained in this Note shall not waive, affect or diminish any right of Payee at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived or modified by any act or knowledge of

Payee, its agents, officers or employees, unless such waiver or modification is contained in an instrument in writing signed by an officer of Payee and directed to Maker specifying such waiver or modification. No waiver by Payee of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other rights or remedy.

     If any Event of Default occurs, Maker shall pay on demand all reasonable out-of-pocket expenses incurred or sustained by Payee in connection with the enforcement or protection of the rights of Payee under this Note, including costs of collection and the fees and disbursements of counsel.

     SECTION 5.     Miscellaneous.
                    -------------

          (a) This Note may not be assigned by Maker or Payee without the express written consent of the other party.

          (b) This Note may not be amended except by a writing signed by Maker and Payee.

          (c) Whenever in this Note there is reference made to either Payee or Maker, such reference shall be deemed to include a reference to the successors and permitted assigns of such party and the provisions of this Note shall be binding upon and inure to the benefit of said successors and permitted assigns.

          (d) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two (2) days after the date of deposit in the United States mails as follows:

                    To Maker:

                    Easyriders, Inc.
                    28210 Dorothy Drive
                    Agoura Hills, CA 91301
                    Attention:     Robert Fabregas
                    Fax No.:       (818) 889-4726

                    To Payee:

                    John Martin
                    18931 Glenmont Terrace
                    Irvine, California 92612
                    Fax No.:  (949) 719-4999

     Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          (e) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA (THE "CALIFORNIA COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE (AND AGREE NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE CALIFORNIA COURTS AND AGREE NOT TO PLEAD OR CLAIM IN ANY CALIFORNIA COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (f) The Section and subsection titles contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

          (g)       The invalidity or unenforceability of any provision of this
Note in any jurisdiction shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of this Note, including that provision, in any other jurisdiction. If any restriction or provision of this Note is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

          (h) Nothing in this Note is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Note or any provision contained herein.

          (i) Upon receipt by Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, Maker will make and deliver a new Note of like tenor in lieu of this Note against receipt of Payee's undertaking to indemnify Maker against and hold it harmless from all reasonable costs arising as a result of its making and delivery of the new Note.

     This Note has been executed and delivered at Los Angeles, California, on the date first above written.

                                  EASYRIDERS, INC.



                                  By: /s/ William Nordstrom
                                     ---------------------------------
                                          William Nordstrom
                                          Secretary and Executive Vice President

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